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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Registration Statement on Form S-4 of our report dated February 18, 2015 (which contains an explanatory paragraph relating to the Company's ability to continue as a going concern as described in Note 1 to the consolidated financial statements), relating to the consolidated financial statements of InSite Vision Incorporated appearing in the proxy/prospectus, which is part of this Registration Statement on Form S-4. We also consent to the reference to us under the heading "Experts" in the proxy statement/prospectus included in this Registration Statement.

/s/ Burr Pilger Mayer, Inc.

E. Palo Alto, California
July 29, 2015

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM